Exhibit 21.1

SUBSIDIARIES OF BILL.COM HOLDINGS, INC.

Name	Ownership	Jurisdiction
Bill.com, LLC	100%	Delaware
1800 Embarcadero Road
Palo Alto, CA 94303

Bill.com Canada, LLC	100%	Delaware
1800 Embarcadero Road
Palo Alto, CA 94303